Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Chefs’ Warehouse, Inc.
Ridgefield, CT

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of The Chefs’ Warehouse, Inc. of our reports dated February 22, 2022 relating to the consolidated financial statements and the effectiveness of The Chefs’ Warehouse, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 24, 2021.

/s/ BDO USA, LLP

Stamford, CT

May 26, 2022